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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

         We hereby consent to the incorporation by reference in the Form 8K, dated March 26, 2002, of Marine Petroleum Trust (the "Company") and to the reference to this firm for the Company's estimated depletion rate in the Form 8K.


                                       NETHERLAND, SEWELL & ASSOCIATES, INC.


                                       By: /s/ FREDERIC D. SEWELL
                                          --------------------------------------
                                          Frederic D. Sewell
                                          Chairman and Chief Executive Officer

Dallas, Texas
March 25, 2002